UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Illumina, Inc.
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ILLUMINA’S BOARD OF DIRECTORS SENDS FOURTH LETTER TO STOCKHOLDERS

RECOMMENDS STOCKHOLDERS REJECT ROCHE’S OFFER AND VOTE WHITE PROXY CARD

SAN DIEGO, CALIFORNIA – April 9, 2012 – Illumina, Inc. (NASDAQ:ILMN), a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function, today is sending a letter from its Board of Directors highlighting supportive reports issued by two of the nation’s leading proxy advisor firms. Illumina’s Board recommends that stockholders reject Roche’s offer and vote for the election of Illumina’s highly qualified nominees at its 2012 Annual Meeting of Stockholders by completing the WHITE proxy card today.

Included below is the full text of the letter to Illumina stockholders:

April 9, 2012

Dear Fellow Stockholder:

Our Annual Meeting on April 18 is fast approaching and it is not too late to make your shares count. Please use the enclosed WHITE PROXY CARD to vote FOR Illumina’s director nominees today. Since time is short, we encourage you to submit your vote by telephone or by Internet to ensure that your shares are represented.

LEADING INDEPENDENT PROXY ADVISORY FIRMS AGREE:

ILLUMINA STOCKHOLDERS SHOULD PROTECT THEIR INVESTMENT BY VOTING THE WHITE PROXY CARD

Just last week, two leading independent firms that advise institutional investors on proxy voting matters – ISS and Egan-Jones – both issued reports recommending that their clients SUPPORT ILLUMINA’S DIRECTOR NOMINEES at the April 18 Annual Meeting. In recommending that stockholders vote on the WHITE PROXY CARD, ISS wrote:

“…the current bid of $51.00…does not provide meaningful compensation for the potentially enormous long-term opportunity shareholders would forego by selling at this point…[and] falls short of providing a compelling enough consideration to cause Illumina shareholders to support Roche’s nominees.”

– Institutional Shareholder Services Inc., M&A Edge Report, April 6, 2012*

We agree with this assessment. The hostile offer by Roche to acquire Illumina is grossly inadequate. And Roche’s effort to have its nominees elected in support of that grossly inadequate offer is a blatant attempt to steal value that belongs to you. In fact, ISS went even further, saying:

“The change of control premium embedded in [Roche’s] $51 offer would appear, in real terms, to be negligible,” and “Because the revised offer … is not yet demonstrably in the range of a compelling starting point for negotiation, the Board appears to have acted appropriately in rejecting the Roche bid.”

– Institutional Shareholder Services Inc., M&A Edge Report, April 6, 2012*

ILLUMINA’S FUTURE GROWTH PROSPECTS ARE EXTRAORDINARY

Illumina has a very bright future and there has never been a better time to be an Illumina stockholder. We are the clear innovation and market leader in life science tools and integrated systems for the analysis of genetic variation and function at a time when our industry as a whole – and Illumina in particular – has the potential to experience extraordinary growth. Genetic information is on the verge of being broadly applied beyond molecular research into a whole new world of clinical diagnostics, personalized medicine and other emerging markets. Illumina is uniquely positioned for significant value creation by capitalizing on this rich set of opportunities.

“With the lack of serious competition in the near future, and the vast potential for sequencing that is already starting to appear,

the board should rightfully be concerned about unnecessary truncation of value by selling the company at too low a valuation of its future.”

– Institutional Shareholder Services Inc., M&A Edge Report, April 6, 2012*

ILLUMINA’S BOARD IS COMMITTED TO PROTECTING THE VALUE OF YOUR INVESTMENT

Please vote the WHITE PROXY CARD today to re-elect to the Illumina Board four highly qualified and experienced directors – A. Blaine Bowman; Karin Eastham; Jay T. Flatley, President and CEO; and William H. Rastetter, Chairman – who are committed to protecting your best interests. They will not allow Roche to rob Illumina stockholders of the tremendous value creation opportunities that lay ahead.

“The board's decision to pull the annual meeting ahead by approximately three weeks … suggests both an openness to shareholders' interests, and confidence in the integrity of the board’s own position on the value being offered.”

– Institutional Shareholder Services Inc., M&A Edge Report, April 6, 2012*

YOUR VOTE IS IMPORTANT – PLEASE VOTE THE WHITE PROXY CARD TODAY!

Whether or not you plan to attend the Annual Meeting, you have the opportunity to protect your investment by promptly voting the WHITE PROXY CARD. Again, we urge you to vote by telephone or by Internet to ensure that your shares are represented.

On behalf of the Board of Directors, we thank you for your continued support, and we look forward to continuing to deliver outstanding value to you in the future.

William H. Rastetter, Ph.D.	Jay T. Flatley
Chairman	President and CEO

The Important Annual Meeting is Just Over One Week Away—

We Encourage You to Vote Promptly—by Telephone or by Internet.

If you have questions about how to vote your shares on the WHITE PROXY CARD,

or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (888) 750-5835

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to vote using any Gold proxy card sent to you by Roche.

* Permission to quote from the ISS report was neither sought nor obtained.

FORWARD-LOOKING STATEMENTS

This communication may contain statements that are forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth, (iv) business disruptions associated with the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, and (v) other factors detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina undertakes no obligation, and does not intend, to update these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, Illumina has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of these documents, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

In addition, in connection with its 2012 Annual Meeting of Stockholders, Illumina has filed a definitive proxy statement and a WHITE proxy card with the SEC on March 19, 2012, and has mailed the definitive proxy statement and WHITE proxy card to its security holders. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE WHITE PROXY CARD FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the definitive proxy statement and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of the definitive proxy statement and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Illumina and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with Illumina’s 2012 Annual Meeting of Stockholders under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of Illumina’s directors and executive officers in (i) Illumina’s Annual Report on Form 10-K for the year ended January 1, 2012, which was filed with the SEC on February 24, 2012, and (ii) Illumina’s definitive proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2012. To the extent that Illumina’s directors’ and executive officers’ holdings of Illumina’s securities have changed from the amounts printed in the definitive proxy statement for the 2012 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

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Investors:

Kevin Williams, MD

Illumina

858-332-4989

Scott Winter

Innisfree M&A Incorporated

212-750-5833

Media:

Matt Benson

Sard Verbinnen & Co

415-618-8750

Cassandra Bujarski

Sard Verbinnen & Co

310-201-2040